Exhibit 99.1

IRADIMED CORPORATION ANNOUNCES BOARD TRANSITION: ANTHONY VUOTO RETIRES, JOE KIANI APPOINTED AS NEW DIRECTOR

Orlando, Florida, September 2, 2025 – IRADIMED CORPORATION (“Iradimed” or the “Company”) (NASDAQ: IRMD), a leader in innovative medical devices for Magnetic Resonance Imaging (“MRI”)-compatible patient monitoring and infusion systems, today announced a Board of Directors (the “Board”) transition. Anthony Vuoto has retired from his position as a director, effective August 27, 2025, after deciding it is time to step away following many years of dedicated service. Effective September 2, 2025, the Board has appointed Joe Kiani, Masimo founder and renowned medical technology innovator and entrepreneur, to fill the vacancy on the Board.

Anthony Vuoto served as a director of Iradimed since 2016, providing valuable strategic guidance during a period of significant growth and innovation for the Company. The Board and management express their gratitude for Mr. Vuoto’s contributions and wish him success in his future endeavors.

“We are profoundly grateful for Tony’s leadership and commitment to Iradimed over the past decade,” said Roger Susi, President and Chief Executive Officer of Iradimed. “His insights have been invaluable, and we respect his decision to step away after many years of impactful service.”

Joining the Board is Joe Kiani, an industry pioneer with a distinguished track record in medical technology. Mr. Kiani is the founder of Masimo Corporation, where he served as Chairman and CEO from 1989 until 2024, growing the company into a global leader in non-invasive patient monitoring technologies, particularly pulse oximetry. Mr. Kiani is also the CEO of Willow Laboratories, a health and wellness innovator, and Like Minded Labs, a company focused on advanced video technologies, and he serves on the Board of Directors of CDX Medical Technologies, an early-stage respiratory care company. With over 500 patents or patent applications and a reputation for driving innovation, Mr. Kiani brings critical expertise to the Board.

“We are thrilled to welcome Joe Kiani to our Board,” said Mr. Susi. “Joe’s visionary leadership and deep expertise in medical technology will be invaluable as we continue to advance our mission of delivering innovative, MRI-compatible solutions to improve patient care.”

Mr. Kiani’s Board appointment is effective September 2, 2025, and he will serve on the Board’s audit committee and chairman of the compensation committee, helping to guide Iradimed’s growth in the medical device sector.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in developing innovative MRI compatible medical devices. We design, manufacture, market, and distribute MRI-compatible medical devices, accessories, disposables, and related services.

We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components that can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI-compatible IV infusion pump system has a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts, and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe, and dependable fluid delivery before, during, and after an MRI scan, which is essential to critically ill patients who cannot be removed from their vital medications and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI-compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The Iradimed 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The Iradimed 3880 has a compact, lightweight design, allowing it to travel with the patient from the critical care unit to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the Iradimed 3880 include wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and an optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The Iradimed 3880 MRI-compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information, please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, indicates, estimates or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that our business plans may change as circumstances warrant.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made, which reflect management’s current estimates, projections, expectations, or beliefs, and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the Company include, but are not limited to; potential disruptions in our limited supply chain for our products; the Company’s ability to receive U.S. Food and Drug Administration (“FDA”) 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacturing or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; and changes in laws and regulations or in the interpretation or application of laws or regulations.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part II, Item 1A, “Risk Factors” of the Company’s Quarterly Reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the Company’s Annual

Report on Form 10-K for the year ended December 31, 2024, as well as those otherwise described or updated from time to time in our other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com